                                                                  Exhibit (a)(1)

                      HATTERAS MULTI-STRATEGY FUND II, L.P.

              Amended and Restated Agreement of Limited Partnership
                          Dated as of November 23, 2004


                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS..............................................................................   1

ARTICLE II            ORGANIZATION; ADMISSION OF PARTNERS; DIRECTORS...........................................   6

            SECTION 2.1   Formation of Limited Partnership.....................................................   6
            SECTION 2.2   Name.................................................................................   6
            SECTION 2.3   Principal and Registered Office......................................................   6
            SECTION 2.4   Duration.............................................................................   6
            SECTION 2.5   Business of the Partnership..........................................................   6
            SECTION 2.6   General Partner......................................................................   7
            SECTION 2.7   Limited Partners.....................................................................   7
            SECTION 2.8   Organizational Limited Partner.......................................................   8
            SECTION 2.9   Both General and Limited Partner.....................................................   8
            SECTION 2.10  Limited Liability....................................................................   8
            SECTION 2.11  Directors............................................................................   8

ARTICLE III           MANAGEMENT; ADVICE AND MANAGEMENT........................................................   9

            SECTION 3.1   Management and Control...............................................................   9
            SECTION 3.2   Powers Reserved by the General Partner...............................................  10
            SECTION 3.3   Actions by Directors.................................................................  12
            SECTION 3.4   Meetings of Partners.................................................................  12
            SECTION 3.5   Advice and Management................................................................  13
            SECTION 3.6   Custody of Assets of the Partnership.................................................  15
            SECTION 3.7   Brokerage............................................................................  16
            SECTION 3.8   Other Activities.....................................................................  16
            SECTION 3.9   Duty of Care.........................................................................  17
            SECTION 3.10  Indemnification......................................................................  17
            SECTION 3.11  Fees, Expenses and Reimbursement.....................................................  19

ARTICLE IV            TERMINATION OF STATUS OF GENERAL PARTNER; REMOVAL OF GENERAL PARTNER;
                      TRANSFERS AND REPURCHASES................................................................  23

            SECTION 4.1   Termination of Status of General Partner.............................................  23
            SECTION 4.2   Removal of General Partner...........................................................  23
            SECTION 4.3   Transfer of Interest of General Partner..............................................  23
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                                TABLE OF CONTENTS
                                   (continued)

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            SECTION 4.4   Transfer of Interests of Limited Partners............................................  23
            SECTION 4.5   Repurchase of Interests..............................................................  25

ARTICLE V             CAPITAL..................................................................................  28

            SECTION 5.1   Contributions to Capital.............................................................  28
            SECTION 5.2   Rights of Partners to Capital........................................................  29
            SECTION 5.3   Capital Accounts.....................................................................  30
            SECTION 5.4   Allocation of Net Profit and Loss....................................................  30
            SECTION 5.5   Allocation of Certain Withholding Taxes and Other Expenditures.......................  30
            SECTION 5.6   Reserves.............................................................................  31
            SECTION 5.7   Allocation to Avoid Capital Account Deficits.........................................  31
            SECTION 5.8   Allocations Prior to Closing Date....................................................  32
            SECTION 5.9   Tax Allocations......................................................................  32
            SECTION 5.10  Distributions........................................................................  33

ARTICLE VI            DISSOLUTION AND LIQUIDATION..............................................................  33

            SECTION 6.1   Dissolution..........................................................................  33
            SECTION 6.2   Liquidation of Assets................................................................  35

ARTICLE VII           ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS.............................................  35

            SECTION 7.1   Accounting and Reports...............................................................  35
            SECTION 7.2   Determinations by General Partner....................................................  36
            SECTION 7.3   Valuation of Assets..................................................................  36

ARTICLE VIII          MISCELLANEOUS PROVISIONS.................................................................  37

            SECTION 8.1   Amendment of Partnership Agreement...................................................  37
            SECTION 8.2   Special Power of Attorney............................................................  38
            SECTION 8.3   Notices..............................................................................  39
            SECTION 8.4   Agreement Binding Upon Successors and Assigns........................................  39
            SECTION 8.5   Choice of Law; Arbitration...........................................................  40
            SECTION 8.6   Not for Benefit of Creditors.........................................................  41
            SECTION 8.7   Consents.............................................................................  41
            SECTION 8.8   Merger and Consolidation.............................................................  41
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                                TABLE OF CONTENTS
                                   (continued)

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            SECTION 8.9   Pronouns.............................................................................  41
            SECTION 8.10  Confidentiality......................................................................  41
            SECTION 8.11  Certification of Non-Foreign Status..................................................  42
            SECTION 8.12  Severability.........................................................................  42
            SECTION 8.13  Entire Agreement.....................................................................  43
            SECTION 8.14  Discretion...........................................................................  43
            SECTION 8.15  Conflicts............................................................................  43
            SECTION 8.16  Counterparts.........................................................................  43
            SECTION 8.17  Headings.............................................................................  43

EXHIBIT A:  ASSET ALLOCATION RANGES FOR ASSET CLASSES

                      HATTERAS MULTI-STRATEGY FUND II, L.P.

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

      AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of HATTERAS MULTI-STRATEGY FUND II, L.P. (the "Partnership") dated as of November 23, 2004 by and among HATTERAS INVESTMENT MANAGEMENT LLC, as General Partner, David B. Perkins, as the Organizational Limited Partner and those Persons who execute this Agreement and whose names are reflected on the books and records of the Partnership as Limited Partners.

      WHEREAS, the General Partner and the Organizational Limited Partner were parties to the Agreement of Limited Partnership of Hatteras Multi-Strategy Fund, L.P., dated as of October 29, 2004 (the "Original Partnership Agreement");

      WHEREAS, the Partnership desires to change the name of the Partnership to "Hatteras Multi-Strategy Fund II, L.P."; and

      WHEREAS, the Original Partnership Agreement is hereby amended and restated in its entirety as set forth herein.

      NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

      For purposes of this Agreement:

      "1933 Act" means the Securities Act of 1933 and the rules, regulations and orders under the 1933 Act, as amended from time to time, or any successor law.

      "1940 Act" means the Investment Company Act of 1940 and the rules, regulations and orders under the 1940 Act, as amended from time to time, or any successor law.

      "Advice and Management" means those services provided to the Partnership by the Investment Manager under Section 3.5(c) of this Agreement.

      "Advisers Act" means the Investment Advisers Act of 1940 and the rules, regulations and orders under the Advisers Act, as amended from time to time, or any successor law.

      "Advisor" means any Person designated by the Investment Manager to manage a portion of the assets of the Partnership, either directly or through the investment by the Partnership in an Advisor Fund.

      "Advisor Account" means an account directly managed by an Advisor for the Partnership or the Master Partnership.

      "Advisor Fund" means an investment company, a general or limited partnership, a limited liability company or other pooled investment vehicle in which the Partnership or the Master Partnership has invested and that is advised by an Advisor; whether or not, in each case, the entity is registered under the 1940 Act, and includes the Master Partnership and Advisor Funds that may be formed by the Partnership.

      "Affiliate" means affiliated person as that term is defined in the 1940
Act.

      "Agreement" means this Agreement of Limited Partnership, as amended and/or restated from time to time.

      "Asset Allocation Ranges" bears the meaning set forth in Section 3.5(b).

      "Board of Directors" means the board of the Directors who have been delegated the authority described in this Agreement.

      "Business Day" means any day when the New York Stock Exchange is open for business.

      "Capital Account" means, with respect to each Partner, the capital account established and maintained on behalf of the Partner in accordance with Section
5.3 of this Agreement.

      "Capital Contribution" means the contribution, if any, made, or to be made, as the context requires, to the capital of the Partnership by a Partner or former Partner, as the case may be.

      "Certificate" means the Certificate of Limited Partnership of the Partnership as filed with the office of the Secretary of State of the State of Delaware on October 29, 2004, as amended on November 23, 2004 and any amendments to the Certificate and/or restatements of the Certificate as filed with the office of the Secretary of State of the State of Delaware pursuant to this Agreement.

      "Closing Date" means the first date on or as of which a Limited Partner other than the Organizational Limited Partner is admitted to the Partnership.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

      "Commodity Exchange Act" means the Commodity Exchange Act and the rules, regulations and orders under the Commodity Exchange Act, as amended from time to time, or any successor law.

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor law.

      "Directors" means those natural Persons designated as "Directors" in accordance with this Agreement who are delegated the authority provided for in this Agreement and includes David B. Perkins as the initial Director, or any other natural Persons who, from time to time after the date of this Agreement, become Directors in accordance with the terms and conditions of this Agreement.

      "Fiscal Period" means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day immediately of the preceding Fiscal Period, and ending in each case at the close of business on the first to occur of the following dates:

            (1) the last day of any calendar quarter, including the last day of the calendar quarter;

            (2) the day preceding the date as of which a contribution to the capital of the Partnership is made by any Partner in accordance with
      Section 5.1 of this Agreement;

            (3) the day on which the Partnership repurchases the Interest or portion of the Interest of any Partner in accordance with Section 4.5 of this Agreement;

            (4) the day as of which the Partnership admits a substituted Partner to whom or which an Interest or portion of an Interest of a Partner has been Transferred (unless the Transfer of the Interest or portion of the Interest results in no change of beneficial ownership of the Interest or portion of the Interest);

            (5) the day as of which any amount is credited to or debited against the Capital Account of any Partner, other than an amount that is credited to or debited against the Capital Accounts of all Partners in accordance with their respective Investment Percentages; or

            (6) December 31, or any other date that is the last day of the taxable year of the Partnership.

      "Fiscal Year" means the period commencing on the Closing Date and ending on March 31, 2005, and thereafter each period commencing on April 1 of each year and ending on March 31 of that year (or on the date of a final distribution made in accordance with Section 6.2 of this Agreement), unless the Directors designate another fiscal year for the Partnership. The taxable year of the Partnership will end on December 31 of each year, or on any other date designated by the General Partner that is a permitted taxable year-end for tax purposes.

      "Form N-2" means the Partnership's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

      "General Partner" means Hatteras Investment Management LLC, a limited liability company formed under the laws of the State of Delaware, and any other Person or Persons admitted to the Partnership as a general partner of the Partnership, collectively, in their capacities as general partners of the Partnership, and "General Partner" means any of the General Partners.

When the term General Partner is used in this Agreement and the Partnership has more than one General Partner, the term "General Partner" will refer to each General Partner.

      "Independent Directors" mean those Directors who are not "interested persons" of the Partnership as that term is defined in the 1940 Act.

      "Interest" means the entire partnership interest in the Partnership at any particular time of a Partner or other Person to whom or which an Interest or portion of an Interest has been Transferred in accordance with Section 4.3 or
4.4 of this Agreement, including the rights and obligations of the Partner or other Person under this Agreement and the Delaware Act.

      "Investment Advisory Agreement" has the meaning set out in Section 3.5(a) of this Agreement.

      "Investment Manager" means Hatteras Investment Partners LLC, a limited liability company formed under the laws of the State of Delaware, and any other Person or Persons subsequently engaged to provide investment management services to the Partnership in a similar capacity.

      "Investment Percentage" means a percentage established for each Partner on the Partnership's books as of the first day of each Fiscal Period. The Investment Percentage of a Partner for a Fiscal Period will be determined by dividing the balance of the Partner's Capital Account as of the commencement of the Fiscal Period by the sum of the Capital Accounts of all of the Partners as of the commencement of the Fiscal Period. The sum of the Investment Percentages of all Partners for each Fiscal Period will equal 100%.

      "Limited Partner" means any Person admitted to the Partnership as a Limited Partner of the Partnership (including any Person who or that is a General Partner when acting in the Person's capacity as a Limited Partner) until the Partnership repurchases the entire Interest of the Person as a Limited Partner in accordance with Section 4.5 of this Agreement, or a substituted Limited Partner or Partners are admitted with respect to the Person's entire Interest as a Limited Partner in accordance with Section 4.4 of this Agreement, in the Person's capacity as a Limited Partner of the Partnership. For purposes of the Delaware Act, the Limited Partners will constitute a single class or group.

      "Management Fee" means the fee paid by the Master Partnership to the Investment Manager, borne indirectly by the Partners through the Partnership's investment in the Partnership, as provided in Section 3.11(b) and (c).

      "Master Partnership" means Hatteras Master Fund, L.P., a limited partnership organized under the laws of the State of Delaware and any partnership continuing the business of the Master Partnership after its dissolution.

      "Memorandum" means the Partnership's private placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

      "Net Assets" means the total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities and obligations of the Partnership, calculated before giving effect to any repurchases of Interests.

      "Net Profit" or "Net Loss" means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Partnership, at the close of business on the Closing Date), the amount of any Net Profit or Net Loss to be adjusted to exclude any items to be allocated among the Capital Accounts of the Partners on a basis that is not in accordance with the Investment Percentages of all Partners as of the commencement of the Fiscal Period in accordance with Section 5.7 of this Agreement.

      "Offering Materials" means the Memorandum and subscription materials provided to prospective Limited Partners in connection with an investment to be made in the Partnership.

      "Organizational Limited Partner" means David B. Perkins.

      "Partners" means the General Partner(s) and the Limited Partners, collectively, and "Partner" means any General Partner or Limited Partner.

      "Partnership" means Hatteras Multi-Strategy Fund II, L.P. and any partnership continuing the business of this Partnership after dissolution as provided in this Agreement.

      "Person" means any individual, entity, corporation, partnership, limited liability company, joint stock company, trusts, estate, joint venture, or unincorporated organization.

      "Placement Agent" means any Person retained by the Partnership or the General Partner to assist in the placement of Interests, which Persons will be designated by the General Partner, subject to approval by the Directors.

      "Securities" means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in
Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options on those contracts.

      "Transfer" means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest. Verbs, adverbs or adjectives such as "Transfer," "Transferred" and "Transferring" have correlative meanings.

      "Valuation Date" means any date upon which the net asset value of the Interests are valued for purposes of a repurchase, as determined by the Board of Directors.

                                   ARTICLE II
                 ORGANIZATION; ADMISSION OF PARTNERS; DIRECTORS

      SECTION 2.1 Formation of Limited Partnership. (a) The Partnership is formed as a limited partnership pursuant to the Certificate and this Agreement. The Partners agree that their rights, duties and liabilities will be as provided in the Delaware Act, except as otherwise provided in this Agreement. The General Partner will cause the Certificate to be executed and filed in accordance with the Delaware Act and will cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates that the General Partner concludes may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that the Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that the General Partner determines is necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership.

      (b) The Partnership is formed for the object and purpose of (and the nature of the business to be conducted by the Partnership is) engaging in any lawful activity for which limited partnerships may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

      SECTION 2.2 Name. The name of the Partnership is "Hatteras Multi-Strategy Fund II, L.P." or any other name that the General Partner may adopt after the date of this Agreement upon (a) causing an appropriate amendment to this Agreement to be executed and to the Certificate to be filed in accordance with the Delaware Act and (b) sending notice of the amendment to each Limited Partner.

      SECTION 2.3 Principal and Registered Office. The Partnership will have its principal office at the principal office of the General Partner or at any other place designated from time to time by the General Partner. The Partnership's registered agent in the State of Delaware shall be The Corporation Trust Company, and the Partnership's registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 unless the General Partner designates a different registered agent or office from time to time in accordance with the Delaware Act.

      SECTION 2.4 Duration. The term of the Partnership will commence on the filing of the Certificate and will continue until the Partnership is dissolved and wound up and the Certificate is canceled in accordance with Section 6.1 of this Agreement.

      SECTION 2.5 Business of the Partnership. (a) The business of the Partnership is to purchase, sell, invest and trade in Securities and engage in any financial or derivative transactions relating to Securities. Portions of the Partnership's assets (which may constitute, in the aggregate, all of the Partnership's assets) may be invested in Advisor Funds or Advisor Accounts that invest and trade in Securities or in separate managed accounts through which the Partnership may invest and trade in Securities, some or all of which may be advised by one or more Advisors. The Partnership may invest some or all of its assets in the Master Partnership. The Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the General Partner, the Directors or the Investment Manager may deem necessary or advisable to carry out its objective or business.

      (b) The Partnership will operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions described in the Form N-2.

      (c) The Partnership may designate from time to time persons to act as signatories for the Partnership, including, without limitation, persons authorized to execute and deliver any filings with the Securities and Exchange Commission or applicable federal or state regulatory authorities or self-regulatory organizations.

      SECTION 2.6 General Partner. (a) Hatteras Investment Management LLC shall be admitted to the Partnership as the General Partner upon its execution of this Agreement. The General Partner may admit to the Partnership as an additional General Partner any Person who agrees in writing to be bound by all of the terms of this Agreement as a General Partner. The General Partner may admit to the Partnership as a substituted General Partner any Person to which it has Transferred its Interest as the General Partner in accordance with Section 4.3 of this Agreement. Any substituted General Partner will be admitted to the Partnership upon the Transferring General Partner's consenting to such admission and is authorized to, and will, continue the business of the Partnership without dissolution. The name and mailing address of the General Partner and the Capital Contribution of the General Partner will be reflected on the books and records of the Partnership. If at any time the Partnership has more than one General Partner, unless otherwise provided in this Agreement, any action allowed to be taken, or required to be taken, by the General Partners may be taken only with the unanimous approval of all of the General Partners.

      (b) Each General Partner will serve for the duration of the term of the Partnership, unless the General Partner ceases to be a General Partner in accordance with Section 4.1 of this Agreement.

      SECTION 2.7 Limited Partners. (a) The General Partner may, at any time and without advance notice to or consent from any other Partner, admit to the Partnership any Person who agrees to be bound by all of the terms of this Agreement as an additional Limited Partner. The General Partner may in its absolute discretion reject subscriptions for Interests (or portions of Interests) and/or may suspend subscriptions. The admission of any Person as an additional Limited Partner will be effective upon the General Partner's acceptance on behalf of the Partnership of such Person's subscription for Interests and the execution and delivery by, or on behalf of, the additional Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. The General Partner will cause the books and records of the Partnership to reflect the name and the required contribution to the capital of the Partnership of the additional Limited Partner.

      (b) Subject to Section 2.10 of this Agreement, when the entire Capital Contribution attributable to an Interest for which a Partner has subscribed is paid for, that Interest will be deemed to be validly issued and fully paid and non-assessable.

      SECTION 2.8 Organizational Limited Partner. Upon the admission to the Partnership of any Limited Partner, the Organizational Limited Partner shall withdraw from the Partnership as the Organizational Limited Partner and shall be entitled to the return of his Capital Contribution, if any, without interest or deduction, and shall cease to be a limited partner of the Partnership.

      SECTION 2.9 Both General and Limited Partner. A Partner may be simultaneously a General Partner and a Limited Partner, in which event the Partner's rights and obligations in each capacity will be determined separately in accordance with the terms and provisions of this Agreement and as provided in the Delaware Act.

      SECTION 2.10 Limited Liability. Except for payment obligations under this Agreement, including Capital Contribution obligations, and as provided under applicable law, a Limited Partner will not be liable for the Partnership's obligations in any amount in excess of the Limited Partner's Capital Account balance, plus the Limited Partner's share of undistributed profits and assets. Subject to applicable law, a Limited Partner may be obligated to return to the Partnership certain amounts distributed to the Limited Partner.

      SECTION 2.11 Directors. (a) The number of Directors at the date of this Agreement is fixed at not more than fourteen (14) Directors and no fewer than two (2). After the Closing Date, the number of Directors will be fixed from time to time by the Directors then in office, which number may be greater, or lesser, than fourteen (14), but no fewer than the minimum number of directors permitted to corporations organized under the laws of the State of Delaware, except that no reduction in the number of Directors will serve to effect the removal of any Director. Each Partner approves the delegation by the General Partner to the Directors, in accordance with Section 3.1 of this Agreement, of certain of the General Partner's rights and powers.

      (b) The term of office of each Director shall be from the time of such Director's election and qualification until the election of Directors three years following such Director's election and until his or her successor shall have been elected and shall have qualified, or until his or her status as a Director is terminated sooner in accordance with Section 2.11(d) of this Agreement. Except to the extent the 1940 Act requires election by Limited Partners, if any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.11(a) of this Agreement, the remaining Directors may appoint an individual to serve in that capacity in accordance with the provisions of the 1940 Act. Independent Directors will at all times constitute at least a majority (or more if required by the 1940 Act) of the Directors then serving. An Independent Director will be replaced by another Independent Director selected and nominated by the remaining Independent Directors, or in a manner otherwise permissible under the 1940 Act.

      (c) If no Director remains, the General Partner will promptly call a meeting of the Partners, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Partnership and, if the business is to be continued, approving the appointment of the requisite number of Directors. If the Partners determine at the meeting not to continue the business of the Partnership, or if the approval of the appointment of the requisite number of Directors is not approved within 60 days after the date on which the last Director ceased to act in that capacity, then the Partnership will be dissolved in accordance with Section 6.1 of this Agreement and the assets of the Partnership will be liquidated and distributed in accordance with
Section 6.2 of this Agreement.

      (d) The status of a Director will terminate (1) if the Director dies; (2) if the Director resigns as a Director; or (3) if the Director is removed in accordance with Section 2.11(e) of this Agreement.

      (e) Any Director may be removed with or without cause by a vote of a majority of the Limited Partners or by written consent of Limited Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Limited Partners.

      (f) The Directors may establish and maintain committees of the Board of Directors, and the Directors may grant to such committees the authority to, among other things: value the assets of the Partnership; select and nominate the Independent Directors of the Partnership; recommend to the Board of Directors the compensation to be paid to the Independent Directors; and recommend to the Board of Directors the firm of certified public accountants that will conduct the Partnership's audits.

      (g) The Directors may establish or designate committees of the Board of Directors or the Partnership, whose members may include the Directors and/or other Persons who are not Directors, to provide advice and other services to the Partnership, which committees may include (but are not limited to) a committee that will value the assets of the Partnership.

      (h) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors.

                                  ARTICLE III
                        MANAGEMENT; ADVICE AND MANAGEMENT

      SECTION 3.1 Management and Control. (a) The General Partner delegates to the Directors those rights and powers of the General Partner necessary for the Directors to manage and control the business affairs of the Partnership and to carry out their oversight obligations with respect to the Partnership required under the 1940 Act, state law, and any other applicable laws or regulations. Rights and powers delegated to the Directors include, without limitation, the authority as Directors to oversee and to establish policies regarding the management, conduct and operation of the Partnership's business, and to do all things necessary and proper as Directors to carry out the objective and business of the Partnership, including, without limitation, the power to engage the Investment Manager to provide Advice and Management and to remove the Investment Manager, as well as to exercise any other rights and powers expressly given to the Directors under this Agreement. The Partners intend that, to the fullest extent permitted by law, and except to the extent otherwise expressly provided in this Agreement, (1) each Director is vested with the same powers and authority on behalf of the Partnership as are customarily vested in each director of a Delaware corporation and (2) each Independent Director is vested with the same powers and authority on behalf of the Partnership as are customarily vested in each director who is not an "interested person" (as that term is defined in the 1940 Act) of a closed-end, management investment company registered under the 1940 Act that is organized as a Delaware corporation. During any period in which the Partnership has no Directors, the

General Partner will manage and control the Partnership. Each Director will be the agent of the Partnership but will not, for any purpose, be a General Partner. Notwithstanding the delegation described in this Section 3.1(a), the General Partner will not cease to be the General Partner and will continue to be liable as such and in no event will a Director be considered a General Partner by agreement, estoppel or otherwise as a result of the performance of his or her duties under this Agreement or otherwise. The General Partner retains those rights, powers and duties that have not been delegated under this Agreement. Any Director may be admitted to the Partnership in accordance with Section 2.7 of this Agreement and make Capital Contributions and own an Interest, in which case the Director will also become a Limited Partner.

      (b) The Partnership will file a tax return as a Partnership for U.S. federal income tax purposes. All decisions for the Partnership relating to tax matters including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on the Partnership's tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, will be made by the Directors. All actions (other than ministerial actions) taken by the tax matters Partner, as designated in Section 3.1(c) below, will be subject to the approval of the Directors.

      (c) The General Partner will be the designated tax matters Partner for purposes of the Code. Each Partner agrees not to treat, on his, her or its personal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of the item by the Partnership. The tax matters Partner will have the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws.

      (d) No Limited Partner will have any right to participate in or take any part in the management or control of the Partnership's business, and no Limited Partner will have any right, power or authority to act for or bind the Partnership. Limited Partners will have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act and will have no right to exercise any other vote granted to Limited Partners under the Delaware Act, any such rights being vested in the Directors (or the General Partner if there are no Directors) and may be exercised without requiring the approval of the Limited Partners.

      SECTION 3.2 Powers Reserved by the General Partner. Notwithstanding anything in this Agreement to the contrary, the General Partner retains all rights, duties and powers to manage the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Directors or assumed by the Investment Manager or any other Person under the terms of any agreement between the Partnership and the Investment Manager or any other Person. Specifically, and without limitation, the General Partner will retain full power and authority on behalf of and in the name of the Partnership:

            (1) to issue to any Partner an instrument certifying that the Partner is the owner of an Interest;

            (2) to call and conduct meetings of Partners at the Partnership's principal office or elsewhere as it may determine, and to assist the Directors in calling and conducting meetings of the Directors;

            (3) to engage and terminate attorneys, accountants (subject to the provisions of the 1940 Act) and other professional advisers and consultants as the General Partner deems necessary or advisable in connection with the affairs of the Partnership or as may be directed by the Directors;

            (4) to act as tax matters Partner in accordance with Section 3.1(c) of this Agreement, and to assist in the preparation and filing of any required tax or information returns to be made by the Partnership;

            (5) as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Partnership or any assets of the Partnership;

            (6) as directed by the Directors, to arrange for the purchase of any insurance covering the potential liabilities of the Partnership or relating to the performance of the Directors, the General Partner, the Investment Manager or any of their principals, Partners, directors, officers, members, employees and agents;

            (7) to execute, deliver and perform any contracts, agreements and other undertakings, and to engage in activities and transactions that are necessary or appropriate for the conduct of the business of the Partnership and to bind the Partnership by those contracts, agreements, and other undertakings, provided that the officers of the Partnership, as directed by the Directors, may execute and deliver contracts and agreements on behalf of the Partnership and bind the Partnership to those contracts and agreements;

            (8) to make determinations regarding subscriptions for and/or the Transfer of Interests, including, without limitation, determinations regarding the suspension of subscriptions, and to execute, deliver and perform subscription agreements, placement agency agreements relating to the placement of Interests, administration agreements appointing an administrator to perform various administrative action on behalf of the Partnership, escrow agreements and custodial agreements without the consent of or notice to any other Person, notwithstanding any other provision of this Agreement;

            (9) to make determinations regarding appropriate reserves to be created for the contingent, conditional or unmatured liabilities of the Partnership;

            (10) as provided in Section 7.2 of this Agreement, to make determinations regarding adjustments to the computation of Net Profit or Net Loss and allocations among the Partners under Article V of this Agreement;

            (11) to manage or oversee the general administrative and operational aspects of the Partnership; and

            (12) as directed by the Directors, to establish additional classes of Limited Partners, General Partners, or Interests having separate rights, powers, or duties with respect to specified property or obligations of the Partnership or profits or losses associated with specified property or obligations of the Partnership, and having separate business purposes or investment objectives as the Directors may determine, consistent with the 1940 Act and the Delaware Act, so long as the assets and liabilities of one class is limited to the assets and liabilities of such class.

      SECTION 3.3 Actions by Directors. (a) Unless provided otherwise in this Agreement, the Directors will act only: (1) by the affirmative vote of a majority of the Directors (which majority will include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (2) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act. A majority of the Directors then in office will constitute a quorum at any meeting of Directors.

      (b) The Directors may designate from time to time a Director or an officer of the Partnership or the General Partner who will preside at all meetings. Meetings of the Directors may be called by the General Partner, the Chairman of the Board of Directors, or any two Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting.

      (c) The Directors may appoint from time to time agents and employees of the Partnership who will have the same powers and duties on behalf of the Partnership as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as officers or agents of the Partnership by resolution of the Directors specifying their titles or functions.

      SECTION 3.4 Meetings of Partners. (a) Actions requiring the vote of the Partners may be taken at any duly constituted meeting of the Partners at which a quorum is present or by means of a written consent. Meetings of the Partners may be called by the General Partner, by the affirmative vote of a majority of Directors then in office, or by Partners holding at least a majority of the total number of votes eligible to be cast by all Partners, and may be held at any time, date and place determined by the General Partner in the case of meetings called by the General Partner or the Partners and at any time, date and place determined by the Directors in the case of meetings called by the Directors. In each case, the General Partner will provide notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Partner entitled to vote at the meeting within a reasonable time prior to the meeting. Failure to receive notice of a meeting on the part of any Partner will not affect the validity of any act or proceeding of the meeting, so long as a quorum is present at the meeting. Except as otherwise required by applicable law, only matters set out in the notice of a meeting may be voted on by the Partners at the meeting. The presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the record date will constitute a quorum at any meeting of Partners. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the General Partner and communicated to the Directors in the manner described above in this Section 3.4(a). Except as otherwise required by any provision of this Agreement or of the 1940 Act, (1) those candidates receiving a plurality of the votes cast at any meeting of Partners called pursuant to Section 2.11(c) of this Agreement or elected pursuant to the requirement of Section 2.11(b) will be elected as Directors and (2) all other actions of the Partners taken at a meeting will require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Partners who are present in person or by proxy at the meeting.

      (b) Each Partner will be entitled to cast at any meeting of Partners or pursuant to written consent a number of votes equivalent to the Partner's Investment Percentage as of the record date for the meeting or the date of the written consent. The General Partner will establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Partners or mailing (including by electronic transmission) to the Partners of any written consent, to determine eligibility to vote at the meeting and the number of votes that each Partner will be entitled to cast at the meeting, and will maintain for each record date a list setting out the name of each Partner and the number of votes that each Partner will be entitled to cast at the meeting.

      (c) A Partner may vote at any meeting of Partners by a properly executed proxy transmitted to the Partnership at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to corporations incorporated under the laws of Delaware now or in the future in effect. A proxy may be suspended or revoked, as the case may be, by the Partner executing the proxy by a later writing delivered to the Partnership at any time prior to exercise of the proxy or if the Partner executing the proxy is present at the meeting and votes in person. Any action of the Partners that is permitted to be taken at a meeting of the Partners may be taken without a meeting if consents in writing, setting out the action to be taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or any greater percentage as may be required under this Agreement to approve the action.

      SECTION 3.5 Advice and Management. (a) The Directors will, among their powers, have the authority to cause the Partnership to engage the Investment Manager to provide Advice and Management to the Partnership under their direction, subject to the initial approval of any such engagement prior to the Closing Date by the Directors as required under the 1940 Act (including the vote of a majority of the Independent Directors at a meeting called for such purpose) and by the Organizational Limited Partner. As directed by the Directors, the Partnership and the General Partner, on behalf of the Partnership, among its powers described in Section 3.2 of this Agreement, will have the authority to execute, deliver and monitor the performance of any contract or agreement to provide Advice and Management to the Partnership (each, an "Investment Advisory Agreement"). Any such Investment Advisory Agreement will require that the Investment Manager acknowledge its obligations under this Agreement.

      (b) The assets of the Partnership shall be invested directly, or indirectly through an investment in the Master Partnership or otherwise, in accordance with the "Asset Allocation

Ranges" set forth in Exhibit A to this Agreement. The Directors may, in their sole and absolute discretion, change or modify such Asset Allocation Ranges from time to time, provided that (i) the Directors shall have no authority to change such Asset Allocation Ranges prior to the first anniversary of the Closing Date or, in any event, provide for a greater than 25% allocation, at the time of investment, to investments in which the Partnership does not have the right to redeem its investment on at least a quarterly basis after a lock-up period not to exceed one year after the date of investment (e.g., private equity, real estate, energy, etc., or a partnership or limited liability company in which an investor only has the right to receive proceeds from its investment upon the sale of an underlying investment or portfolio company) unless the approval of Limited Partners that collectively beneficially own sixty percent (60%) of the Interests is obtained and (ii) in the event that, after such first anniversary, the Directors so modify or change such Asset Allocation Ranges, the Partnership shall provide each Limited Partner with ninety (90) days' prior written notice of such change and the new Asset Allocation Ranges adopted by the Directors, which shall be put into effect not sooner than the first day of the first Fiscal Period following the expiration of ninety (90) days following the date on which such notice was given.

      (c) So long as the Investment Manager has been and continues to be authorized to provide Advice and Management pursuant to an Investment Advisory Agreement, it will have, subject to any policies and restrictions described in the Memorandum or adopted from time to time by the Directors and communicated in writing to the Investment Manager (in each case, as more fully described in such Investment Advisory Agreement), full discretion and authority on behalf of and in the name of the Partnership (1) to manage the assets and liabilities of the Partnership, (2) to identify and evaluate Advisors, Advisor Funds and Advisor Accounts and to determine the assets of the Partnership to be committed to each Advisor, Advisor Fund and Advisor Account from time to time, in each case subject to the terms and conditions of the governing documents of each Advisor, Advisor Fund and Advisor Account, and (3) to invest directly the assets of the Partnership in investments pending allocation or reallocation of the assets in Advisor Funds or Advisor Accounts or to ensure the availability of cash as required by the Partnership in the ordinary course of its business. In furtherance of, and subject to the provisions of this Section 3.5(c), the Investment Manager, except as otherwise provided in the applicable Investment Advisory Agreement (and at all times subject to the provisions of the 1940 Act), will have full discretion and authority on behalf of and in the name of the
Partnership:

            (1) to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Partnership, including, without limitation, interests in Advisor Funds and Advisor Accounts, and to loan Securities of the Partnership;

            (2) to do any and all acts and exercise all rights with respect to the Partnership's interest as an investor in any Person, including, without limitation, the voting of limited partnership interests or shares of Advisor Funds or relating to Advisor Accounts;

            (3) to enter into subscription or other agreements relating to investments in Advisor Funds, including, without limitation, agreements irrevocably to forego the Partnership's right to vote its limited partnership (or similar) interests or shares of Advisor Funds;

            (4) to negotiate the terms of and enter into agreements with Advisors and Advisor Funds that provide for, among other things, the payment of management fees, reimbursement of expenses and allocations of profits to Advisors and the indemnification by the Partnership of Advisors and Advisor Funds to the same or different extent as provided for with respect to the Investment Manager, and to amend, modify, terminate or grant waivers in respect of those agreements;

            (5) to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Partnership on those terms that the Investment Manager considers appropriate, to grant limited discretionary authorization to brokers, dealers or other financial intermediaries with respect to price, time and other terms of investment and trading transactions, and to delegate any such authority to an Advisor;

            (6) to borrow from banks or other financial institutions and to pledge the assets of the Partnership as collateral for those borrowings, to trade on margin, to exercise or refrain from exercising all rights regarding the Partnership's investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to Partnership with respect to repurchases of Interests or portions of Interests and the payment of Partnership expenses, including those relating to the organization and registration of the Partnership;

            (7) to engage the services of Persons, including Affiliates of the Investment Manager, to assist the Investment Manager in providing, or to provide under the Investment Manager's control and supervision, Advice and Management to the Partnership at the expense of the Investment Manager and to amend, modify or terminate or grant waivers in respect of these services; and

            (8) subject to applicable law, to take all such other actions that the Investment Manager considers necessary or advisable in furtherance of its duties and powers under the applicable Investment Advisory Agreement.

      (d) The Investment Manager, to the extent of its powers set out in this Agreement or otherwise vested in it by action of the Directors not inconsistent with this Agreement, is an agent of the Partnership, and the actions of the Investment Manager taken or refrained from being taken in accordance with such powers will bind the Partnership.

      SECTION 3.6 Custody of Assets of the Partnership. (a) Notwithstanding anything to the contrary in this Agreement, the General Partner will not have any authority to hold or have possession or custody of any funds, Securities or other property of the Partnership. The physical possession of all funds, Securities or other property of the Partnership will at all times be held, controlled and administered by one or more custodians retained by the Partnership. The General Partner will have no responsibility, other than that associated with the oversight and supervision of custodians retained by the Partnership, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other property of the Partnership, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

      (b) With respect to any Advisor Fund securities held by the Partnership as of the date on which the Partnership becomes registered with the U.S. Securities and Exchange Commission as an investment company under the 1940 Act, and during any period of time in which the Partnership remains so registered, such securities shall be under the control of one or more of the Partnership's custodian(s), as may be engaged from time to time, pursuant to Section 7(f) of the 1940 Act and the rules thereunder, and no person shall be authorized or permitted to have access to such securities except in accordance with Section 17(f) of the 1940 Act and the rules thereunder, and consistent with the terms of the Partnership's agreement with the relevant Partnership custodian.

      SECTION 3.7 Brokerage. The Investment Manager shall, subject to policies adopted by the Partnership and to the provisions of applicable law, engage Advisors who may, in the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for the Partnership under Sections 3.5(c)(5) and (6) of this Agreement, agree to commissions, fees and other charges on behalf of the Partnership as the Advisor deems reasonable in the circumstances, taking into account all such factors as it deems relevant, including the reliability of the broker, financial responsibility of the broker, strength of the broker, ability of the broker to efficiently execute transactions, the broker's facilities, and the broker's provision or payment of the costs of research and other services that are of benefit to the Partnership, the Investment Manager and other clients of and accounts managed by the Investment Manager, even if the cost of these services does not represent the lowest cost available. The Investment Manager will be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the U.S. Federal securities laws. The Investment Manager, subject to procedures adopted by the Directors, may use Affiliates of the Investment Manager and the General Partner as brokers to effect the Partnership's Securities transactions and the Partnership may pay commissions to these brokers in amounts as are permissible under applicable law.

      SECTION 3.8 Other Activities. (a) None of the General Partner, the Investment Manager nor their respective principals, Partners, directors, officers, members, employees and beneficial owners nor the Directors will be required to devote full time to the affairs of the Partnership, but each will devote such time as each may reasonably be required to perform its obligations under this Agreement and under the 1940 Act.

      (b) The Investment Manager, the Directors, any Partner, and any Affiliate of any Partner may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, Partners of any Partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner will have any rights in or to such activities of any other Partner, the Investment Manager, the Directors or any Affiliate of any Partner or any profits derived from these activities.

      (c) The General Partner, the Investment Manager and their principals, Partners, directors, officers, members, employees and beneficial owners and the Directors, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction for any account over which they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom or which they may provide investment advisory or other services.

      (d) To the extent that at law or in equity the Directors, the Investment Manager or the General Partner has duties (including fiduciary duties) and liabilities relating to those duties to the Partnership or to any other Partner or other Person bound by this Agreement, any such Person acting under this Agreement will not be liable to the Partnership or to any other Partner or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner, the Investment Manager or the Directors otherwise existing at law or in equity, are agreed by the Partners to replace the other duties and liabilities of the General Partner, the Investment Manager or the Directors.

      SECTION 3.9 Duty of Care. (a) The Directors, the Investment Manager and the General Partner, including any officer, director, Partner, member, principal, employee or agent of any of them, will not be liable to the Partnership or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of the Person's services under this Agreement, in the absence of a final judicial decision on the merits from which no further right to appeal may be taken that the loss is due to an act or omission of the Person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Person's duties under this Agreement.

      (b) No Director who has been designated an "audit committee financial expert" (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto, and any rules issued thereunder by the Commission) in the Partnership's registration statement or other reports required to be filed with the Commission shall be subject to any greater duty of care in discharging such Director's duties and responsibilities by virtue of such designation than is any Director who has not been so designated.

      (c) Limited Partners not in breach of any obligation under this Agreement or under any agreement pursuant to which the Limited Partner subscribed for Interests will be liable to the Partnership, any Partner or third parties only as required by this Agreement or applicable law.

      SECTION 3.10 Indemnification. (a) To the fullest extent permitted by law, the Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Investment Manager (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Investment Manager or Partner of a General Partner or Investment Manager, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an "indemnitee") against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a

General Partner, Investment Manager or Director of the Partnership, or the past or present performance of services to the Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this
Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10.

      (b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) the Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee's failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

      (c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of the Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Partnership and that the indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Partnership or its Partners to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office.

      (d) Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of the Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this
Section 3.10 will be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

      (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of the Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

      (f) The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Investment Manager or other Person.

      (g) The General Partner may enter into agreements indemnifying Persons providing services to the Partnership to the same, lesser or greater extent as set out in this Section 3.10.

      SECTION 3.11 Fees, Expenses and Reimbursement. (a) In consideration for the advisory and other services provided by the Investment Manager to the Master Partnership pursuant to the Investment Advisory Agreement, the Master Partnership will pay the Investment Manager a management fee (the "Management Fee") equal to 1.00% (on an annualized basis) of the Master Partnership's net assets determined as of the first Business Day of each fiscal quarter.

Net assets means the total value of all assets of the Master Partnership, less an amount equal to all accrued debts, liabilities and obligations of the Master Partnership. In the case of a partial quarter, the Management Fee will be based on the number of months during the quarter in which the Investment Manager invested Master Partnership assets. The Management Fee will be paid to the Investment Manager out of the capital account of each limited partner of the Master Partnership pro rata after adjustment for any subscriptions effective on that date and before giving effect to any repurchase of interests in the Master Partnership or portions of interests in the Master Partnership effective as of that date, and will decrease the net profits or increase the net losses of the Master Partnership that are credited to or debited against the capital accounts of its limited partners. The Management Fee will be due and payable in advance within five Business Days after the beginning of each fiscal quarter.

      (b) So long as the Partnership invests all of its investable assets in the Master Partnership, the Partnership will not directly pay a management fee to the Investment Manager; however, the Fund's Partners bear an indirect share of the Management Fee through the Partnership's investment in the Master Partnership. The amount of the Partnership's share of the Management Fee will be charged pro rata to the Capital Account of each Limited Partner based on the value of the Capital Account of each Limited Partner as of the end of business of the first Business Day of each fiscal quarter, after adjustment for any subscriptions effective on that date and before giving effect to any repurchase of interests in the Partnership or portions of interests in the Partnership effective as of that date. The Partnership's share will be due and payable in advance within five Business Days after the beginning of each fiscal quarter. Subject to applicable law, the Investment Manager is authorized, but not required, to waive or reduce the Partnership's share of the Management Fee calculated with respect to, and deductible or deducted from, the Capital Accounts of Limited Partners.

      (c) The Partnership will compensate each Independent Director for his or her services rendered in connection with the Partnership as may be agreed to by the Directors and the General Partner, and as described in the Memorandum. In addition, the Partnership will reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties with respect to the Partnership.

      (d) The Partnership may compensate selected placement agents that introduce Limited Partners to the Partnership, generally at an annual rate of 0.10% of the initial investment amount and any additional investment amount of each such Limited Partner and the amount of such compensation will be set forth in the subscription documents of each such Limited Partner. Various entities and persons will serve as non-exclusive placement agents for the Partnership pursuant to solicitor's agreements and placement agency agreements with the Partnership. The General Partner may terminate any such agreements upon 30 days' prior written notice. With the approval of the General Partner, a placement agent may delegate any of its duties, functions or powers as placement agent to unaffiliated parties to act as sub-placement agents for the Partnership. The compensation payable to placement agents pursuant to placement agency agreements are subject to reduction over time to the extent required by applicable regulations or the requirements of the National Association of Securities Dealers, Inc. Such compensation may be charged once upon contribution or may be charged on an on-going basis to the applicable Limited Partner and may be waived, reduced or rebated for certain Limited Partners in the General Partner's sole discretion. Any compensation paid in accordance with this Section

3.11(d) will not constitute a Capital Contribution made by the Partner to the Partnership nor part of the assets of the Partnership.

      (e) The Partnership will compensate the Investment Manager for investor services pursuant to an investor servicing agreement between the Partnership and the Investment Manager at an annual rate of 0.40% of the net asset value of the Interests beneficially owned by customers of the Investment Manager or any service provider who has entered into a service provider agreement with the Investment Manager (prorated for shorter periods) as of the first Business Day of each fiscal quarter (the "Servicing Fee"). A pro rata portion of the Servicing Fee will be charged to each Limited Partner who subscribes at a time other than at the beginning of a fiscal quarter. The Investment Manager may pay a portion of any such compensation to selected service providers that hold Interests for their customers pursuant to investor servicing agreements between the Investment Manager and any such service providers. The Investment Manager may vary, reduce or waive the Servicing Fee in its sole discretion for certain Limited Partners, including Limited Partners who invest substantial amounts in the Partnership.

      (f) The Partnership will bear all expenses incurred in connection with its business other than those specifically required to be borne by the Investment Manager under this Agreement or an Investment Advisory Agreement. Expenses to be borne by the Partnership include, but are not limited to, the following:

            (1) all investment-related expenses, including, but not limited to, fees paid and expenses reimbursed, directly or indirectly, to Advisors (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Partnership's account, such as direct and indirect expenses associated with the Partnership's investments, including its investments in Advisor Funds (whether or not consummated), and enforcing the Partnership's rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, costs and fees for data and software (including software providers and dedicated software employed by the Partnership and designed to assist the Investment Manager to keep track of the investments in the Advisor Funds and Advisor Accounts), research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable, in connection with the Partnership's temporary or cash management investments, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold but not yet purchased and margin fees;

            (2) costs associated with the registration of the Partnership, including the costs of compliance with any applicable U.S. federal and state laws;

            (3) any non-investment-related interest expense;

            (4) attorneys' fees and disbursements associated with preparing and updating any Offering Materials and with reviewing subscription materials in connection with qualifying prospective investors or prospective holders of Transferred Interests;

            (5) fees and disbursements of any accountants engaged by the Partnership, and expenses related to the annual audit of the Partnership and compliance with any applicable U.S. Federal or state laws;

            (6) fees paid and out-of-pocket expenses reimbursed to the Partnership's administrator;

            (7) recordkeeping, accounting, escrow, and custody fees and expenses;

            (8) the costs of an errors and omissions/directors' and officers' liability insurance policy and a fidelity bond;

            (9) the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners;

            (10) the Management Fee;

            (11) fees of Independent Directors and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof, and costs and expenses of holding meetings of the Board of Directors and meetings of the Partners;

            (12) all costs and charges for equipment or services used in preparing or communicating information regarding the Partnership's transactions or the valuation of its assets among the Investment Manager and any custodian, administrator or other agent engaged by the Partnership;

            (13) any extraordinary expenses, including indemnification expenses as provided for in Section 3.10 of this Agreement;

            (14) the Fund's proportionate share of the operating compensation, certain administrative and overhead costs and expenses of the Investment Manager, the fees and out-of-pocket expenses of the Investment Manager;

            (15) the Fund's proportionate share of the fees and expenses of the Master Partnership and the fees and expenses of the Advisor Funds and Advisor Accounts (borne indirectly by the Fund through its investment in the Master Partnership);

            (16) any other expenses as may be approved from time to time by the Directors, other than those required to be borne by the Investment Manager or the General Partner; and

            (17) the organizational and offering expenses of the Partnership which will initially be borne by the Investment Manager or an affiliate thereof and will be expensed by the Partnership upon commencement of operations. The Partnership will account for these expenditures, through monthly expense allocations (or at such other frequency or times as the Board of Directors may direct) to Limited Partners' Capital Accounts, for a period not to exceed the first sixty months after the Closing Date. The amount of each such expense allocation to the Limited Partners' Capital Accounts will be determined by the Directors and the Investment Manager and will equal an amount sufficient to reimburse the Investment Manager or affiliate thereof within a sixty-month period.

      (g) Each of the Investment Manager and the General Partner will be entitled to reimbursement from the Partnership for any of the above expenses that it pays on behalf of the Partnership, other than as provided in Section 3.11(e)(15) above.

                                   ARTICLE IV
                    TERMINATION OF STATUS OF GENERAL PARTNER;
              REMOVAL OF GENERAL PARTNER; TRANSFERS AND REPURCHASES

      SECTION 4.1 Termination of Status of General Partner. A General Partner will cease to be a general partner of the Partnership if the General Partner (a) is dissolved or otherwise terminates its existence; (b) voluntarily withdraws as General Partner (which it may do at any time in its sole discretion); (c) is removed; (d) Transfers its entire Interest as General Partner as permitted under
Section 4.3 of this Agreement and the Person to which the Interest is Transferred is admitted as a substituted General Partner under Section 2.6(a) of this Agreement; or (e) otherwise ceases to be a General Partner under the Delaware Act.

      SECTION 4.2 Removal of General Partner. Any General Partner may be removed by the vote or written consent of Partners holding not less than 80% of the total number of votes eligible to be cast by all Partners.

      SECTION 4.3 Transfer of Interest of General Partner. A General Partner may not Transfer all or any portion of its Interest as the General Partner except to Persons who have agreed to be bound by all of the terms of this Agreement and applicable law. If a General Partner Transfers its entire Interest as General Partner, it will not cease to be a General Partner unless and until the transferee is admitted to the Partnership as a substituted General Partner pursuant to Section 2.6(a) of this Agreement. In executing this Agreement, each Partner is deemed to have consented to any Transfer contemplated by this Section 4.3.

      SECTION 4.4 Transfer of Interests of Limited Partners. (a) Any Interest or portion of any Interest held by a Limited Partner may be Transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Limited Partner; or (2) under certain limited instances set out in this Agreement, with the written consent of the General Partner (which may be withheld in the General Partner's sole and absolute discretion). Unless the Partnership consults with legal counsel to the Partnership and counsel confirms that the Transfer will not cause the Partnership to be treated as a "publicly traded partnership" taxable as a corporation, however, the General Partner may not consent to a Transfer unless the following conditions are met: (i) the Transferring Limited Partner has been a Limited Partner for at least six months; (ii) the proposed Transfer is to be made on the effective date of an offer by the Partnership to repurchase Interests; and (iii) the Transfer is (A) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Limited Partner (e.g., certain Transfers to affiliates, gifts and contributions to family entities), (B) to members of the Transferring Limited Partner's immediate family (siblings, spouse, parents and children), or (C) a distribution from a qualified retirement plan or an individual retirement account. In addition, the General Partner may not consent to a Transfer unless the Person to whom or which an Interest or portion of an Interest is Transferred (or each of the Person's equity owners if the Person is a "private investment company" as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a Person whom or which the General Partner believes is an "accredited investor" as defined in Regulation D under the 1933 Act and meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor provision of any of those rules, or is otherwise exempt from the requirements of those rules. In the event that other investor eligibility requirements are established by the Partnership, the Person to whom or which an Interest or portion of an Interest is Transferred must satisfy these other requirements. If any transferee does not meet the investor eligibility requirements described in this Section 4.4(a), the General Partner may not consent to the Transfer. In addition, no Limited Partner will be permitted to Transfer his, her or its Interest or portion of an Interest unless after the Transfer the balance of the Capital Account of the transferee, and of the Limited Partner Transferring less than such Partner's entire Interest, is at least equal to the amount of the Limited Partner's initial Capital Contribution. Any permitted transferee will be entitled to the allocations and distributions allocable to the Interest or portion of an Interest so acquired and to Transfer the Interest or portion of an Interest in accordance with the terms of this Agreement, but will not be entitled to the other rights of a Limited Partner unless and until the transferee becomes a substituted Limited Partner. If a Limited Partner Transfers an Interest or portion of an Interest with the approval of the General Partner, the General Partner will promptly take all necessary actions so that each transferee or successor to whom or to which the Interest or portion of an Interest is Transferred is admitted to the Partnership as a Limited Partner. The admission of any transferee as a substituted Limited Partner will be effective upon the execution and delivery by, or on behalf of, the substituted Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Limited Partner and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Partnership in connection with any Transfer. In connection with any request to Transfer an Interest or portion of an Interest, the Partnership may require the Limited Partner requesting the Transfer to obtain, at the Limited Partner's expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request. If a Limited Partner Transfers its entire Interest as a Limited Partner, it will not cease to be a Limited Partner unless and until the transferee is admitted to the Partnership as a substituted Limited Partner in accordance with this Section 4.4(a).

      (b) Each Limited Partner will indemnify and hold harmless the Partnership, the General Partner, the Investment Manager, the Directors, each other Limited Partner and any Affiliate of the Partnership, the General Partner, the Investment Manager, the Director and each of the other Limited Partners against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any Transfer made by the Limited Partner in violation of this Section 4.4 and (2) any misrepresentation by the Transferring Limited Partner or substituted Limited Partner in connection with the Transfer. A Limited Partner Transferring an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Partnership in connection with the Transfer.

      SECTION 4.5 Repurchase of Interests. (a) Except as otherwise provided in this Agreement, no Partner or other Person holding an Interest or portion of an Interest will have the right to withdraw or tender an Interest or portion of an Interest to the Partnership for repurchase. The Directors may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Partnership to repurchase Interests or portions of Interests in accordance with written tenders. The Partnership will not offer, however, to repurchase Interests or portions of Interests on more than four occasions during any one Fiscal Year, unless the Partnership has been advised by its legal counsel that more frequent offers would not cause any adverse tax consequences to the Partnership or the Partners. In determining whether to cause the Partnership to repurchase Interests or portions of Interests, pursuant to written tenders, the Directors will consider the following factors, among others:

            (1) whether any Partners have requested to tender Interests or portions of Interests;

            (2) the liquidity of the Partnership's assets (including fees and costs associated with withdrawing from Advisor Funds);

            (3) the investment plans and working capital and reserve requirements of the Partnership;

            (4) the relative economies of scale with respect to the size of the Partnership;

            (5) the history of the Partnership in repurchasing Interests or portions of Interests;

            (6) the availability of information as to the value of the Partnership's interests in the Advisor Funds and Advisor Accounts;

            (7) existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

            (8) the anticipated tax consequences to the Partnership of any proposed repurchases of Interests or portions of Interests; and

            (9) the recommendations of the General Partner and/or the Investment Manager.

The Directors will cause the Partnership to repurchase Interests or portions of Interests in accordance with written tenders only on terms fair to the Partnership and to all Partners and Persons holding Interests or portions of Interests acquired from Partners.

      (b) Upon the commencement of an offer to repurchase Interests, the Partnership will send an advance notification of the offer (the "Notice") to the Partners via their financial intermediaries. The Notice will specify, among other things:

            (1) the percentage of Interests that the Partnership is offering to repurchase;

            (2) the date on which a Partner's repurchase request is due;

            (3) the Valuation Date (as defined in Section 4.5(d) below) applicable to the repurchase offer;

            (4) the date the proceeds from their Interest sales shall be due to the Partners; and

            (5) the value of the Interests as of the date of the Notice.

      (c) Each repurchase offer will be limited to the repurchase of approximately 5% of the Interests (but in no event to exceed the repurchase of more than 20% of the Interests per quarter). A Partner may participate in a repurchase offer only if it has been a Partner for 12 consecutive months prior to such offer. The General Partner may, in its sole discretion, permit repurchases that do not comply with the requirements set forth in this Section 4.5(c) (other than the requirement that the Partnership will not repurchase more than 20% of the Interests per quarter); provided that such non-conforming repurchases may be subject to a penalty of up to 5% of the amount requested to be repurchased (to be netted against withdrawal proceeds). The minimum value of a repurchase is $50,000, subject to the discretion of the General Partner to allow otherwise.

      (d) Interests are expected to be repurchased at their net asset value determined as of approximately June 30, September 30, December 31 and March 31, as applicable (each such date, a "Valuation Date"). Partners tendering Interests for repurchase shall provide written notice of their intent to so tender by the date specified in the Notice, which date shall be approximately 65 days (but in no event less than 60 days) prior to the date of repurchase by the Partnership. Partners tendering their Interests may not have all such Interests accepted for repurchase by the Partnership. The Partnership may elect to repurchase less than the full amount a Partner requests to be repurchased. If a repurchase offer is oversubscribed, the Partnership will repurchase only a pro rata portion of the amount tendered by each Partner.

      (e) The Directors may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Interests.

      (f) A Limited Partner tendering a portion of its Interests for repurchase will be required to maintain a minimum capital account balance of $1,000,000. The Partnership may reduce the portion of Interests to be purchased from a Limited Partner to maintain the required minimum balance. Such minimum balance requirement may be waived by the General Partner in its sole discretion, subject to applicable federal securities laws. Additionally, the General Partner may, in its discretion, cause the Partnership to repurchase a Limited Partner's entire Interest if the Limited Partner's Capital Account balance in the Partnership, as a result of repurchase or Transfer requests by the Limited Partner, is less than $1,000,000 or such other minimum amount established by the General Partner from time to time in its sole discretion.

      (g) Except as provided in Section 4.5(h) of this Agreement, a General Partner may tender its Interest or portion of an Interest under Section 4.5(a) of this Agreement only if and to the extent that (1) the repurchase would not cause the value of the Capital Account of the General Partner to be less than the value required to be maintained under Section 5.1(i) of this

Agreement and (2) in the view of legal counsel to the Partnership, the repurchase would not jeopardize the classification of the Partnership as a Partnership for U.S. federal income tax purposes.

      (h) If a General Partner ceases to serve in that capacity under Section
4.1 of this Agreement (other than pursuant to Section 4.1(i)) and the business of the Partnership is continued in accordance with Section 6.1(a)(2)(B) of this Agreement, the former General Partner (or its trustee or other legal representative) may, by written notice to the Directors within 60 days of the action resulting in the continuation of the Partnership under Section 6.1(a)(2)(B), tender to the Partnership all or any portion of its Interest. Within 30 days after the receipt of notice, the Directors will cause the Interest or portion of an Interest to be repurchased by the Partnership for cash in an amount equal to the balance of the former General Partner's Capital Account or applicable portion of the Capital Account. If the former General Partner does not tender to the Partnership all of its Interest as permitted by this Section 4.5(h), the Interest will automatically convert to and will be treated in all respects as the Interest of a Limited Partner. If the General Partner ceases to serve in this capacity under Section 4.1 of this Agreement (other than pursuant to Section 4.1(i)) and the Partnership is not continued under Section 6.1(a)(2)(B) of this Agreement, the liquidation and distribution provisions of Article VI of this Agreement will apply to the General Partner's Interest.

      (i) The General Partner may cause the Partnership to repurchase an Interest or portion of an Interest of a Limited Partner or any Person acquiring an Interest from or through a Limited Partner, on terms fair to the Partnership and to the Limited Partner or Person acquiring an Interest from or through such Limited Partner, in the event that the General Partner, in its sole discretion, determines or has reason to believe that:

            (1) the Interest or portion of an Interest has been Transferred in violation of Section 4.4 of this Agreement, or the Interest or portion of an Interest has vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner;

            (2) ownership of the Interest or portion of an Interest by a Partner or other Person is likely to (A) cause the Partnership to be in violation of, or (B) (x) require registration of any Interest or portion of any Interest under, or (y) subject the Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

            (3) continued ownership of the Interest or portion of an Interest may be harmful or injurious to the business or reputation of the Partnership, the Directors, the General Partner or the Investment Manager or any of their Affiliates, or may subject the Partnership or any of the Partners to an undue risk of adverse tax or other fiscal or regulatory consequences;

            (4) any of the representations and warranties made by a Partner or other Person in connection with the acquisition of the Interest or portion of an Interest was not true when made or has ceased to be true;

            (5) with respect to a Limited Partner subject to special regulatory or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, "Special Laws or Regulations"), such Limited Partner will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

            (6) it would be in the best interests of the Partnership, as determined by the General Partner or the Directors, for the Partnership to repurchase the Interest or portion of an Interest.

      (j) Payments for accepted repurchases of Interests of less than 90% of a Partner's Capital Account generally will be paid approximately 90 days after the Valuation Date (after adjusting for fees, expenses, reserves or other allocations or repurchase) and will be subject to adjustment within 45 days after completion of the annual audit of the Partnership for the applicable Fiscal Year. Such annual audit may be delayed in the event that information necessary to complete the annual audit is not received on a timely basis from the Master Partnership or the Advisors. Payments for accepted repurchases of interests for 90% or more of a Partner's Capital Account may be paid in two installments. Payment of an amount equal to at least 90% of the interests repurchased (after adjusting for fees, expenses, reserves or other allocations or repurchase) generally will be made approximately 90 days after the Valuation Date. Final settlement of payments in connection with the repurchased Interests generally will be made within 45 days after completion of the annual audit of the Partnership for the applicable Fiscal Year. Payments in connection with repurchased interests may be delayed if such information is delayed. Notwithstanding anything to the contrary in this Section 4.5(j), the Directors, in their discretion, may cause the Partnership to pay all or any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests or portions of Interest will be subject to any and all conditions as the Directors may impose in their sole discretion. The General Partner may, in its discretion, cause the Partnership to repurchase a Limited Partner's entire Interest, if the Limited Partner's Capital Account balance in the Partnership, as a result of repurchase or Transfer requests by the Limited Partner, is less than a minimum amount that may be established by the General Partner from time to time in its sole discretion. Subject to the procedures of this Section 4.5(j), the amount due to any Partner whose Interest or portion of an Interest is repurchased will be equal to the value of the Partner's Capital Account or portion of such Capital Account, as of the applicable Valuation Date, after giving effect to all allocations to be made to the Partner's Capital Account as of that date. If a Limited Partner's entire Interest is repurchased, that Limited Partner will cease to be a Limited Partner.

                                   ARTICLE V
                                     CAPITAL

      SECTION 5.1 Contributions to Capital. (a) The minimum initial Capital Contribution of each Limited Partner will be $1,000,000 or such other amount as the General Partner determines from time to time. The amount of the initial Capital Contribution of each Partner will be recorded by the Partnership upon acceptance as a contribution to the capital of the

Partnership. Each Limited Partner's entire initial Capital Contribution will be paid to the Partnership immediately prior to the Partnership's acceptance of the Limited Partner's subscription for Interests, unless otherwise agreed by the Partnership and such Limited Partner.

      (b) The Limited Partners may make additional Capital Contributions effective as of those times and in amounts as the General Partner may permit, but no Limited Partner will be obligated to make any additional Capital Contribution except to the extent provided in Sections 5.5 and 5.7 of this Agreement. Each additional Capital Contribution made by a Limited Partner (other than a contribution made pursuant to Section 5.5 or Section 5.7 of this Agreement) will be in the minimum amount of $25,000 or such other amount as the General Partner determines from time to time.

      (c) A General Partner may make additional Capital Contributions effective as of those times and in such amounts as it determines, and will be required to make additional Capital Contributions from time to time to the extent necessary to maintain the balance of its Capital Account at an amount, if any, necessary to ensure that the Partnership will be treated as a Partnership for U.S. federal income tax purposes. Except as provided in this Section 5.1 or in the Delaware Act, no General Partner will be required or obligated to make any additional contributions to the capital of the Partnership.

      (d) Subject to the provisions of the 1940 Act, and except as otherwise permitted by the General Partner, (1) initial and any additional Capital Contributions by any Partner will be payable in cash or in Securities that the General Partner, in its absolute discretion, causes the Partnership to accept, and (2) initial and any additional Capital Contributions in cash will be payable in readily available funds at the date of the proposed acceptance of the contribution. The Partnership will charge each Partner making a Capital Contribution in Securities to the capital of the Partnership an amount as may be determined by the General Partner to reimburse the Partnership for any costs incurred by the Partnership by reason of accepting the Securities, and any charge will be due and payable by the contributing Partner in full at the time the Capital Contribution to which the charges relate is due. The value of contributed Securities will be determined in accordance with Section 7.3 of this Agreement as of the date of contribution.

      (e) An Advisor may make Capital Contributions and own Interests in the Partnership and, in so doing, will become a Limited Partner with respect to the contributions.

      (f) The minimum initial and additional contributions set out in paragraphs
(a) and (b) of this Section 5.1 may be increased or reduced by the General Partner from time to time. Reductions may be applied to all investors, individual investors or to classes of investors, in each case in the sole discretion of the General Partner.

      SECTION 5.2 Rights of Partners to Capital. No Partner will be entitled to interest on the Partner's Capital Contribution, nor will any Partner be entitled to the return of any capital of the Partnership except (a) upon the repurchase by the Partnership of all or a portion of the Partner's Interest in accordance with Section 4.5 of this Agreement, (b) in accordance with the provisions of
Section 5.7(b) of this Agreement or (c) upon the liquidation of the Partnership's assets in accordance with Section 6.2 of this Agreement. Except as specified in the Delaware Act, or with respect to distributions or similar disbursements made in error, no Partner will be liable for the return of any such amounts. To the fullest extent permitted by applicable law, no Partner will have the right to require partition of the Partnership's property or to compel any sale or appraisal of the Partnership's assets.

      SECTION 5.3 Capital Accounts. (a) The Partnership will maintain a separate Capital Account for each Partner.

      (b) Each Partner's Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting the Partner's initial Capital Contribution.

      (c) Each Partner's Capital Account will be increased by the sum of (1) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting additional Capital Contributions by the Partner permitted under Section 5.1 of this Agreement, plus (2) any amount credited to the Partner's Capital Account under Sections 5.4 through 5.7 of this Agreement.

      (d) Each Partner's Capital Account will be reduced by the sum of (1) the amount of any repurchase of the Interest or portion of the Interest of the Partner or distributions to the Partner under Section 4.5, 5.10 or 6.2 of this Agreement that are not reinvested, plus (2) any amounts debited against the Partner's Capital Account under Sections 5.4 through 5.7 of this Agreement.

      (e) In the event all or a portion of the Interest of a Partner is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent of the Transferred Interest or portion of an Interest.

      (f) Subject to Section 5.7(b) of this Agreement, no Partner will be required to pay to the Partnership or any other Partner any deficit in such Partner's Capital Account upon dissolution of the Partnership or otherwise.

      SECTION 5.4 Allocation of Net Profit and Loss. Subject to Section 5.8 of this Agreement, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Investment Percentages for the Fiscal Period.

      SECTION 5.5 Allocation of Certain Withholding Taxes and Other Expenditures. (a) If the Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the General Partner, without limitation of any other rights of the Partnership or the General Partner, will cause the amount of the obligation to be debited against the Capital Account of the Partner when the Partnership pays the obligation, and any amounts then or in the future distributable to the Partner will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Partner and any successor to the Partner's Interest or portion of an Interest will pay to the Partnership as a Capital Contribution, upon demand by the General Partner, the amount of the excess. A General Partner will not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for the reduction or exemption, except that, in the event that the General Partner determines that a Partner is eligible for a refund

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

of any withholding tax, the General Partner may, at the request and expense of the Partner, assist the Partner in applying for such refund.

      (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, will be charged to only those Partners on whose behalf the payments are made or whose particular circumstances gave rise to such payments. The charges will be debited from the Capital Accounts of the Partners as of the close of the Fiscal Period during which the items were paid or accrued by the Partnership.

      SECTION 5.6 Reserves. (a) The General Partner may cause appropriate reserves to be created, accrued and charged by the Partnership against Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner, the reserves to be in the amounts that the General Partner in its sole discretion deems necessary or appropriate. The General Partner may increase or reduce any reserves from time to time by amounts as it in its sole discretion deems necessary or appropriate. The amount of any reserve, or any increase or decrease in a reserve, will be proportionately charged or credited to the Capital Accounts of those Persons who or that are Partners at the time the reserve is created, or increased or decreased, except that if any individual reserve item, adjusted by any increase in the item, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all of those Partners, then the amount of the reserve, increase or decrease may instead, at the discretion of the General Partner, be charged or credited to those Persons who or that were Partners at the time, as determined by the General Partner in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

      (b) If any amount is required by Section 5.7(a) of this Agreement to be charged or credited to a Person who or that is no longer a Partner, the amount will be paid by or to the party, in cash, with interest from the date on which the General Partner determines that the charge or credit is required. In the case of a charge, the former Partner will be obligated to pay as a Capital Contribution the amount of the charge, plus interest as provided in this Section 5.7(b), to the Partnership on demand, except that (1) in no event will a former Partner be obligated to make a payment exceeding the amount of the Partner's Capital Account at the time to which the charge relates and (2) no demand will be made after the expiration of three years from the date on which the Person ceased to be a Partner. To the extent that a former Partner fails to pay to the Partnership, in full, any amount required to be charged to the former Partner under Section 5.7(a) of this Agreement, the deficiency will be charged proportionately to the Capital Accounts of the Partners at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Partners.

      SECTION 5.7 Allocation to Avoid Capital Account Deficits. To the extent that any debits under Sections 5.4 through 5.6 of this Agreement would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits will be allocated instead to the Capital Account of the General Partner. Any credits in any subsequent Fiscal Period that otherwise would be allocable under Sections 5.4 through 5.6 of this Agreement to the

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

Capital Account of any Limited Partner previously affected by the application of this Section 5.7 will instead be allocated to the Capital Account of the General Partner in amounts necessary to offset all previous debits attributable to the Limited Partner, made in accordance with this Section 5.7, that have not been recovered.

      SECTION 5.8 Allocations Prior to Closing Date. Any net cash profits or any net cash losses realized by the Partnership from the purchase or sale of Securities during the period ending on the day prior to the Closing Date will be allocated to the Capital Account of the General Partner. No unrealized item of profit or loss will be allocated under this Section 5.8 to the Capital Account of any Partner.

      SECTION 5.9 Tax Allocations. For each taxable year of the Partnership, items of income, deduction, gain, loss or credit will be allocated for income tax purposes among the Partners in a manner so as to reflect equitably amounts credited or debited to each Partner's Capital Account for the current and prior taxable years (or relevant portions of those years). Allocations under this
Section 5.10 will be made in accordance with the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these Sections, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, the Partnership will allocate to the Partners those gains or income necessary to satisfy the "qualified income offset" requirement of Treasury Regulations
Section 1.704-1(b)(2)(ii)(d). If the Partnership realizes net capital gains for U.S. federal income tax purposes for any taxable year during or as of the end of which one or more Positive Basis Partners (as defined in this Section 5.9) withdraw from the Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net gains as follows: (a) to allocate net gains among Positive Basis Partners, in proportion to the Positive Basis (as defined in this Section 5.9) of each Positive Basis Partner, until either the full amount of the net gains has been so allocated or the Positive Basis of each Positive Basis Partner has been eliminated, and (b) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in a manner that reflects equitably the amounts credited to the Partners' Capital Accounts. If the Partnership realizes capital losses for U.S. federal income tax purposes for any Fiscal Year during or as of the end of which one or more Negative Basis Partners (as defined in this Section 5.9) withdraw from the Partnership under
Article IV or VI of this Agreement, the General Partner may elect to allocate net losses as follows: (i) to allocate net losses among Negative Basis Partners, in proportion to the Negative Basis (as defined in this Section 5.9) of each Negative Basis Partner, until either the full amount of net losses will have been so allocated or the Negative Basis of each Negative Basis Partner has been eliminated, and (ii) to allocate any net losses not so allocated to Negative Basis Partners, to the other Partners in a manner that reflects equitably the amounts credited to the Partners' Capital Accounts. As used in this Section 5.9, the term "Positive Basis" means, with respect to any Partner and as of any time of calculation, the amount by which the total of the Partners' Capital Accounts as of that time exceeds the Partner's "adjusted tax basis," for U.S. federal income tax purposes, in the Partner's Interest in the Partnership as of that time (determined without regard to any adjustments made to the "adjusted tax basis" by reason of any Transfer or assignment of the Interest, including by reason of death). As used in this Section 5.9, the term "Positive Basis Partner" means any Partner who or that withdraws from the Partnership and who or that has a Positive Basis as of the effective date of the Partner's withdrawal. As used in this Section 5.9, the term "Negative Basis" means, with respect to any Partner and as of any time of calculation, the amount by which the Partner's "adjusted tax basis," for U.S. federal income tax purposes, in the Partner's Interest in the Partnership as of that time (determined without regard to any adjustments made to the "adjusted tax basis" by reason of any Transfer or assignment of the Interest, including by reason of death, and without regard to such Partner's share of the liabilities of the Partnership under section 752 of the Code) exceeds the Partner's Capital Account as of such time. As used in this Section 5.9, the term "Negative Basis Partner" means any Partner who or that withdraws from the Partnership and who or that has a Negative Basis as of the effective date of the Partner's withdrawal.

      SECTION 5.10 Distributions. (a) The General Partner may cause the Partnership to make distributions in cash or in kind at any time to all of the Partners on a proportionate basis in accordance with the Partners' Investment Percentages.

      (b) The General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner will be deemed to be a distribution or payment to the Partner, reducing the amount otherwise distributable to the Partner under this Agreement and reducing the Capital Account of the Partner. Neither the General Partner nor the Directors will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for reduction or exemption. To the extent that a Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Partner will furnish the Partnership with any information and forms that the Partner may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any information and forms furnished by the Partner will be true and accurate and agrees to indemnify the Partnership and each of the Partners from any and all losses, claims, damages, liabilities costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

      (c) Notwithstanding any provision to the contrary contained in this Agreement, the Partnership and the General Partner on behalf of the Partnership will not repurchase any Interest or portion of an Interest or make a distribution to any Partner on account of the Partner's Interest or portion of an Interest, if such repurchase or distribution would violate the Delaware Act or other applicable law.

                                   ARTICLE VI
                           DISSOLUTION AND LIQUIDATION

      SECTION 6.1 Dissolution. (a) The Partnership will be dissolved if at any time it has no Limited Partners or upon the occurrence of any of the following events:

            (1) upon the affirmative vote to dissolve the Partnership by both
      (A) a majority of the Directors (including the vote of a majority of the Independent Directors) and (B) Partners holding at least two-thirds of the total number of votes eligible to be cast by all Partners;

            (2) upon either of: (A) an election by the General Partner to dissolve the Partnership or (B) a General Partner's ceasing to be a General Partner in accordance with Section 4.1 of this Agreement (other than in conjunction with a Transfer of the Interest of a General Partner in accordance with Section 4.3 of this Agreement to a Person who or that is admitted as a substituted General Partner under Section 2.6(a) of this Agreement), unless, as to the event described in clause (B) of this
      Section 6.1(a)(2), (i) the Partnership has at least one other General Partner who or that is authorized to and does carry on the business of the Partnership, or (ii) both the Directors and Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners elect within 60 days after the event to continue the business of the Partnership and a Person to be admitted to the Partnership, effective as of the date of the event, as an additional General Partner who has agreed to make the contributions to the capital of the Partnership required to be made under Section 5.1(c) of this Agreement;

            (3) upon the failure of Partners to approve successor Directors at a meeting called by the General Partner in accordance with Section 2.11(c) of this Agreement when no Director remains to continue the business of the Partnership; or

            (4) as otherwise required by operation of law.

Dissolution of the Partnership will be effective on the later of the day on which the event giving rise to the dissolution occurs or, to the extent permitted by the Delaware Act, the conclusion of any applicable 60-day period during which the Directors and Partners elect to continue the business of the Partnership as provided in Section 6.1(a)(2), but the Partnership will not terminate until the assets of the Partnership have been liquidated in accordance with Section 6.2 of this Agreement and the Certificate has been canceled.

      (b) Except as provided in Section 6.1(a) of this Agreement or in the Delaware Act, the death, adjudicated incompetence, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Partner, the admission to the Partnership of a new Partner, the withdrawal of a Partner from the Partnership, or the Transfer by a Partner of the Partner's Interest or a portion of the Interest to a third party will not cause the Partnership to dissolve.

      SECTION 6.2 Liquidation of Assets. (a) Upon the dissolution of the Partnership as provided in Section 6.1 of this Agreement, the General Partner will promptly liquidate the business and administrative affairs of the Partnership, except that if the General Partner is unable to perform this function, a liquidator elected by Partners holding a majority of the total number of votes eligible to be cast by all Partners and whose fees and expenses will be paid by the Partnership will promptly liquidate the business and administrative affairs of the Partnership. Net Profit and Net Loss during the period of liquidation will be allocated in accordance with Article V of this Agreement. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations in an amount that the General Partner or liquidator deems appropriate in its sole discretion as applicable) will be distributed in the following manner:

            (1) the debts of the Partnership, other than debts, liabilities or obligations to Limited Partners, and the expenses of liquidation (including legal and accounting fees and expenses incurred in connection with the liquidation), up to and including the date on which distribution of the Partnership's assets to the Partners has been completed, will first be paid on a proportionate basis;

            (2) any debts, liabilities or obligations owing to the Limited Partners will be paid next in their order of seniority and on a proportionate basis; and

            (3) the Partners are paid next on a proportionate basis the positive balances of their Capital Accounts after giving effect to all allocations to be made to the Partners' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

      (b) Notwithstanding the provisions of this Section 6.2, upon dissolution of the Partnership, subject to the Delaware Act and the priorities set out in
Section 6.2(a) of this Agreement, the General Partner or liquidator may distribute ratably in kind any assets of the Partnership. If any in-kind distribution is to be made under this Section 6.2(b), (1) the assets distributed in kind will be valued in accordance with Section 7.3 of this Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) of this Agreement, and (2) any profit or loss attributable to property distributed in kind will be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of the distribution. Notwithstanding any provision of this Agreement to the contrary, the General Partner may compel a Partner to accept a distribution of any asset in kind from the Partnership even if the percentage of the asset distributed to the Partner exceeds a percentage of the asset that is equal to the percentage in which the Partner shares in distributions from the Partnership.

                                  ARTICLE VII
                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

      SECTION 7.1 Accounting and Reports. (a) The Partnership will adopt for tax accounting purposes any accounting method that the General Partner decides in its sole discretion is in the best interests of the Partnership. The Partnership's accounts will be maintained in U.S. currency.

      (b) As soon as practicable after the end of each taxable year of the Partnership, the Partnership will furnish to Partners information regarding the operation of the Partnership and the Partners' Interests as is necessary for Partners to complete U.S. Federal and state income tax or information returns and any other tax information required by U.S. Federal or state law. To the extent such information may be delayed due to delayed reporting by Advisors with whom the Partnership invests (through the Master Partnership), the Partners may be required to file extensions of the filing dates for their income tax returns at the Federal, state and local levels.

      (c) Except as otherwise required by the 1940 Act, or as may otherwise be permissible under other applicable law, the Partnership will furnish to each Limited Partner a semiannual report and an annual report containing the information required by the 1940 Act as soon as practicable. The Partnership will cause financial statements contained in each annual report furnished under this Section 7.1 to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Partnership may furnish to each Partner any other periodic reports the General Partner deems necessary or appropriate in its discretion.

      (d) The General Partner will notify the Directors of any change in the holders of interests of the General Partner within a reasonable time after the change.

      SECTION 7.2 Determinations by General Partner. (a) All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article V of this Agreement, including any taxes on those amounts and accounting procedures applicable with respect to those amounts, will be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law. Any such determinations and allocations will be final and binding on all of the Partners.

      (b) The General Partner may make any adjustments to the computation of Net Profit and/or Net Loss, or any components (withholding any items of income, gain, loss or deduction) constituting Net Profit and/or Net Loss as the General Partner deems appropriate to reflect fairly and accurately the financial results of the Partnership and the intended allocation of Net Profit and/or Net Loss among the Partners.

      SECTION 7.3 Valuation of Assets. (a) Except as may be required by the 1940 Act, the Directors will value or cause to have valued any Securities or other assets and liabilities of the Partnership as of the close of business on the last day of each Fiscal Period and at such other times as the Directors may determine, in their discretion, in accordance with valuation procedures as established from time to time by the Directors. Assets of the Partnership invested in an Advisor Fund or Advisor Account will be valued in accordance with the terms and conditions of the agreement or other document governing the operation of the Advisor Fund or Advisor Account. In determining the value of the assets of the Partnership, no value will be placed on the goodwill or name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership's accounting records. Any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to the valuation date will, however, be taken into account in determining the value of the Partnership's assets.

      (b) Subject to the provisions of the 1940 Act, the value of Securities and other assets of the Partnership and the net asset value of the Partnership as a whole determined pursuant to this Section 7.3 will be conclusive and binding on all of the Partners and all Persons claiming through or under them.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

      SECTION 8.1 Amendment of Partnership Agreement. (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of a majority of the Directors (including the vote of a majority of the Independent Directors, but only if such vote is required by the 1940 Act), except that any amendment also must be approved by a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership if such vote is required by the 1940 Act.

      (b) Any amendment that would:

            (1) increase the obligation of a Partner to make any Capital Contribution,

            (2) reduce the Capital Account of a Partner other than in accordance with Article V of this Agreement, or

            (3) modify the events causing the dissolution of the Partnership,

may be made only if (A) the written consent of each Partner adversely affected by the proposed action is obtained prior to the effectiveness of the action or
(B) the amendment does not become effective until (i) each Limited Partner has received written notice of the amendment and (ii) any Limited Partner objecting to the amendment has been afforded a reasonable opportunity (under procedures prescribed by the General Partner in its sole discretion) to tender the Partner's entire Interest for repurchase by the Partnership. Notwithstanding the preceding sentence or the provisions of Subsection 8.1(c), any amendment that would alter the provisions of Section 8.1 relating to the material amendment of this Agreement or the provisions of Section 3.10 of this Agreement relating to indemnification may be made only with the unanimous consent of the Partners and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

      (c) Notwithstanding the provisions of Sections 8.1(a) and 8.1(b) of this Agreement, the General Partner, at any time without the consent of any other Partner, may:

            (1) restate this Agreement, together with any amendments to this Agreement that have been duly adopted in accordance with the provisions of this Agreement to incorporate the amendments in a single, integrated document;

            (2) amend this Agreement (other than with respect to the matters described in Section 8.1(b) of this Agreement) to change the name of the Partnership in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation, including, but not limited to, to satisfy the requirements of applicable U.S. banking law or regulation, or to cure any ambiguity or to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, so long as the action does not adversely affect the rights of any Partner in any material respect; and

            (3) amend this Agreement to make any changes necessary or desirable, based on advice of legal counsel to the Partnership, to assure the Partnership's continuing eligibility to be classified for U.S. federal income tax purposes as a Partnership that is not treated as a corporation for tax purposes under the Code; subject, however, to the limitation that any material amendment to this Agreement under Section 8.1(c)(2) or (3) of this Agreement will be valid only if approved by a majority of the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act).

      (d) The General Partner will give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by Section 8.1(c)(1) of this Agreement) to each Partner, which notice sets out
(1) the text of the proposed amendment or (2) a summary of the amendment and a statement that the text of the amendment will be furnished to any Partner upon request.

      SECTION 8.2 Special Power of Attorney. (a) Each Partner irrevocably makes, constitutes and appoints the General Partner and each of the Directors, acting severally, and any liquidator of the Partnership's assets appointed pursuant to
Section 6.2 of this Agreement with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, the Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

            (1) any amendment to this Agreement;

            (2) any amendment to the Certificate, including, without limitation, any such amendment required to reflect any amendments to this Agreement, and including, without limitation, an amendment to effectuate any change in the membership of the Partnership; and

            (3) all other such instruments, documents and certificates that, in the view of legal counsel to the Partnership, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that the Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership as a limited partnership under the Delaware Act.

      (b) Each Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without the Partner's consent. Each Partner agrees that if an amendment to the Certificate or this Agreement or any action by or with respect to the Partnership is taken in the manner contemplated by this Agreement, notwithstanding any objection that the Partner may assert with respect to the action, the attorneys-in-fact appointed under this Agreement are authorized and empowered, with full power of substitution, to exercise the authority granted in this Section 8.2 in any manner that may be necessary or appropriate to permit the amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each Partner will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Partnership.

      (c) The power of attorney contemplated by this Section 8.2 is a special power of attorney and is coupled with an interest in favor of the General Partner and each of the Directors, acting severally, and any liquidator of the Partnership's assets appointed under Section 6.2 of this Agreement, and as such the power of attorney:

            (1) will be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Person granting the power of attorney, regardless of whether the Partnership, the General Partner, the Directors or any liquidator has had notice of the death or incapacity; and

            (2) will survive the delivery of a Transfer by a Partner of the whole or any portion of the Partner's Interest, except that, when the transferee of an Interest or portion of an Interest has been approved by the General Partner for admission to the Partnership as a substituted Partner, the power of attorney given by the transferor will survive the delivery of the assignment for the sole purpose of enabling the General Partner, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect the substitution.

      SECTION 8.3 Notices. Notices that may or are required to be provided under this Agreement will be made to a Partner by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the General Partner), commercial courier service, telecopier, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the General Partner by telecopier or electronic mail), and will be addressed to the Partner at his, her or its address as set out in the books and records of the Partnership (or to any other address as may be designated by any Partner by notice addressed to the General Partner in the case of notice given to any Partner, and to each of the Partners in the case of notice given to the General Partner). Notices will be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telecopier or by electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

      SECTION 8.4 Agreement Binding Upon Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Partners and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the Partners may not be Transferred or delegated except as provided in this Agreement, and any attempted Transfer or delegation of those rights and obligations that is not made in accordance with the terms of this Agreement will be void.

      SECTION 8.5 Choice of Law; Arbitration. (a) Notwithstanding the location at which this Agreement is executed by any of the Partners, the Partners expressly agree that all the terms and provisions of this Agreement are governed by and will be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

      (b) To the extent such action is consistent with the provisions of the 1940 Act and any other applicable law, except as provided in Section 8.10(b) of this Agreement, each Partner agrees to submit all controversies arising between or among Partners or one or more Partners and the Partnership in connection with the Partnership or its businesses or concerning any transaction, dispute or the construction, performance or breach of this Agreement or any other agreement relating to the Partnership, whether entered into prior to, on or subsequent to the date of this Agreement, to arbitration in accordance with the provisions set out in this Section 8.5. EACH PARTNER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE PARTNERS AND THAT THE PARTNERS IN EXECUTING THIS AGREEMENT ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

      (c) Controversies will be finally settled by, and only by, arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") to the fullest extent permitted by law. The place of arbitration will be Raleigh, North Carolina. Any arbitration under this Section
8.5 will be conducted before a panel of three arbitrators. The Partner or Partners initiating arbitration under this Section 8.5 will appoint one arbitrator in the demand for arbitration. The Partner or Partners against whom or which arbitration is sought will jointly appoint one arbitrator within 30 Business Days after notice from the AAA of the filing of the demand for arbitration. The two arbitrators nominated by the Partners will attempt to agree on a third arbitrator within 30 Business Days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the third arbitrator within the 30-day period, then the AAA will appoint the third arbitrator within 30 Business Days following the expiration of the 30-day period. Any award rendered by the arbitrators will be final and binding on the Partners, and judgment upon the award may be entered in the supreme court of the state of New York and/or the U.S. District Court for the Southern District of New York, or any other court having jurisdiction over the award or having jurisdiction over the Partners or their assets. The arbitration agreement contained in this Section
8.5 will not be construed to deprive any court of its jurisdiction to grant provisional relief (including by injunction or order of attachment) in aid of arbitration proceedings or enforcement of an award. In the event of arbitration as provided in this Section 8.5, the arbitrators will be governed by and will apply the substantive (but not procedural) law of Delaware, to the exclusion of the principles of the conflicts of law of Delaware. The arbitration will be conducted in accordance with the procedures set out in the commercial arbitration rules of the AAA. If those rules are silent with respect to a particular matter, the procedure will be as agreed by the Partners, or in the absence of agreement among or between the Partners, as established by the arbitrators. Notwithstanding any other provision of this Agreement, this Section 8.5(c) will be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C
Section 5701
et seq.) (the "Delaware Arbitration Act"). If, nevertheless, it is determined by a court of competent jurisdiction that any provision or wording of this Section 8.5(c), including any rules of the AAA, are invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity will not invalidate all of this Section 8.5(c). In that case, this Section 8.5(c) will be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 8.5(c) will be construed to omit such invalid or unenforceable provision.

      SECTION 8.6 Not for Benefit of Creditors. The provisions of this Agreement are intended only for the regulation of relations among past, existing and future Partners, their assignees and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and, except to the extent provided in Section 3.10 of this Agreement, no rights are granted to non-Partner creditors under this Agreement.

      SECTION 8.7 Consents. Any and all consents, agreements or approvals provided for or permitted by this Agreement (including minutes of any meeting) must be in writing and a signed copy of any such consent, agreement or approval will be filed and kept with the books of the Partnership.

      SECTION 8.8 Merger and Consolidation. (a) The Partnership may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities under an agreement of merger or consolidation that has been approved in the manner contemplated by the Delaware Act.

      (b) Notwithstanding anything to the contrary in this Agreement, an agreement of merger or consolidation approved in accordance with the Delaware Act may, to the extent permitted by the Delaware Act, (1) effect any amendment to this Agreement, (2) effect the adoption of a new Partnership agreement for the Partnership if it is the surviving or resulting limited partnership in the merger or consolidation, or (3) provide that the Partnership agreement of any other constituent Partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) will be the Partnership agreement of the surviving or resulting limited partnership.

      (c) The Partnership may convert to another Delaware business entity in accordance with the Delaware Act upon the approval of the Partners representing a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership.

      SECTION 8.9 Pronouns. All pronouns used in this Agreement will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or entity may require in the context in which they are used.

      SECTION 8.10 Confidentiality. (a) A Limited Partner may obtain from the General Partner, upon reasonable demand for any purpose reasonably related to the Limited Partner's Interest in the Partnership, information regarding the affairs of the Partnership as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing the information and documents to be furnished, at what time and location and at whose expense) established by the General Partner in its sole discretion.

      (b) Each Limited Partner agrees in executing this Agreement that, except as required by applicable law or any regulatory body, the Limited Partner will not divulge, furnish or make accessible to any other Person the name or address (whether business, residence or mailing) of any Limited Partner (collectively, "Confidential Information") without the prior written consent of the General Partner, which consent may be withheld in its sole discretion.

      (c) Each Partner recognizes that in the event that this Section 8.10 is breached by any Partner or any of its principals, Partners, members, directors, officers, employees or agents or any of the Partner's Affiliates, including any of the Affiliate's principals, Partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Partners and the Partnership. In recognition of that irreparable injury, any non-breaching Partner may have, in addition to any and all other remedies at law or in equity to which the non-breaching Partner and the Partnership may be entitled, the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection with obtaining the equitable relief. If any non-breaching Partner or the Partnership ("Initiating Non-Breaching Party") determines that any other Partner or any of that Partner's principals, Partners, members, directors, officers, employees or agents or any of the Partner's Affiliates, including any of the Affiliates' principals, Partners, members, directors, officers, employees or agents, should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to join the non-breaching Initiating Non-Breaching Party in pursuing injunctive relief in a court of appropriate jurisdiction.

      (d) The General Partner will have the right to keep confidential from the Limited Partners, for any period of time as the General Partner deems reasonable in its sole discretion, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or that the Partnership is required by law or by agreement with a third party to keep confidential.

      SECTION 8.11 Certification of Non-Foreign Status. Each Limited Partner or transferee of an Interest or a portion of an Interest from a Limited Partner who or that is admitted to the Partnership in accordance with this Agreement will certify, upon admission to the Partnership and at any other time as the General Partner may request, whether the Limited Partner or transferee is a "United States Person" within the meaning of the Code on forms to be provided by the Partnership, and will notify the Partnership within 30 days of any change in the status of the Limited Partner or transferee. Any Limited Partner or transferee who or that fails to provide certification when requested to do so by the General Partner may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

      SECTION 8.12 Severability. Each Partner agrees that the Partner intends that, if any provision of this Agreement is determined by a court of competent jurisdiction or regulatory authority with jurisdiction over the Partnership, the General Partner or the Investment Manager not to be enforceable in the manner set out in this Agreement, then the provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, the invalidation or unenforceability will not affect the validity or enforceability of any other provision of this Agreement (or portion of the provision).

      SECTION 8.13 Entire Agreement. This Agreement constitutes the entire agreement among the Partners pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining to that subject matter.

      Notwithstanding any other provision of this Agreement, including Section 8.1, each Partner, in executing this Agreement, acknowledges and agrees that the General Partner, on its own behalf or on behalf of the Partnership, without the approval of the Limited Partners or any other Person, may enter into a written agreement or agreements with any other Partner, executed contemporaneously with the admission of the other Partner to the Partnership, affecting or modifying the terms of, or establishing rights under, this Agreement or any subscription agreement. Each Partner agrees that any terms contained in any such other agreement with another Partner will govern with respect to the other Partner notwithstanding the provisions of this Agreement or any subscription agreement, and that the Partner will have no rights in respect of those granted in favor of such other Partner.

      SECTION 8.14 Discretion. To the fullest extent permitted by law, whenever in this Agreement a Person is permitted or required to make a decision (a) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the Person will be entitled to consider only those interests and factors as he, she or it desires, including his, her or its own interests, and, to the fullest extent permitted by law, will have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (b) in its "good faith" or under another express standard, then the Person will act under the express standard and will not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated by this Agreement or by relevant provisions of law or in equity or otherwise.

      SECTION 8.15 Conflicts. The Partners acknowledge and agree that the General Partner and its Affiliates may engage in activities in which their respective interests or the interests of their clients may conflict with the interests of the Partnership or the Limited Partners, and that the resolution of such conflicts may not always be resolved by the General Partner or its Affiliates in favor of the Partnership or the Limited Partners.

      SECTION 8.16 Counterparts. This Agreement may be executed in several counterparts, all of which together will constitute one agreement binding on all Partners, notwithstanding that all the Partners have not signed the same counterpart.

      SECTION 8.17 Headings. The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Agreement or otherwise affect their construction or effect.

                  [Remainder of Page Intentionally Left Blank]

      IN EXECUTING THIS AGREEMENT, EACH PARTNER ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET OUT IN SECTION 8.5 AND THE CONFIDENTIALITY CLAUSES SET OUT IN
SECTION 8.10.

      The Partners have executed this Agreement as of the day and year first above written.

                                           GENERAL PARTNER:
                                           HATTERAS INVESTMENT MANAGEMENT LLC

                                           By: /s/ David B. Perkins
                                               ---------------------------------
                                               Name:  David B. Perkins
                                               Title: Managing Member

                                           ORGANIZATIONAL LIMITED PARTNER:

                                           By: /s/ David B. Perkins
                                               ---------------------------------
                                               Name:  David B. Perkins

                                           LIMITED PARTNERS:

                                           EachPerson who or that has signed, or
                                           has had signed on the Person's
                                           behalf, a Limited Partner Signature
                                           Page, which will constitute a
                                           counterpart of this Agreement.

                                                                       EXHIBIT A

      ASSET ALLOCATION RANGES FOR ASSET CLASSES. The initial "Asset Allocation Ranges" are intended to be as follows:

                                                         RANGE
                                          -------------------------------------
         ASSET CLASS                      MIN.           TARGET            MAX.
         -----------                      ----           ------            ----
Opportunistic Equity                      15%             25%              35%
Enhanced Fixed Income                     15%             25%              35%
Absolute Return                           10%             20%              30%
Private Equity                             5%             10%              15%
Real Estate                                5%             10%              15%
Energy/Natural Resources                   5%             10%              15%